Registration No. 333-279828

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

to

Form S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Thumzup Media Corporation

(Exact name of Registrant as specified in its charter)

Nevada	511210	85-3651036
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

THUMZUP MEDIA CORPORATION

11854 W. Olympic Blvd, Ste 1100W #13,

Los Angeles, Ca 90064

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert Steele

Chief Executive Officer

11854 W. Olympic Blvd, Ste 1100W #13,

Los Angeles, Ca 90064

(800) 403-6150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

with copies to:

Gregory Sichenzia, Esq. Jesse L. Blue, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, NY 10036 (212) 930-9700	Ralph V. De Martino, Esq. Marc E. Rivera, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, D.C. 20006 (202) 724-6848

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Explanatory Note

This Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-279828) is filed solely to amend Item 16 of Part II thereof and to file certain exhibits thereto. This Amendment No. 4 does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it met all the requirements of the filing of Amendment No. 2 to Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Los Angeles, California, on July 30, 2024.

Thumzup Media Corporation

By:	/s/ Robert Steele
Robert Steele
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Robert Steele
Robert Steele
Chief Financial Officer
(Principal Financial/Accounting Officer)

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ Robert Steele	Chief Executive Officer (Principal Executive Officer) and	July 30, 2024
Robert Steele	Chairman of the Board of Directors

/s/ Robert Steele	Chief Financial Officer	July 30, 2024
Robert Steele	(Principal Financial and Accounting Officer)

/s/ Robert Haag	Director	July 30, 2024
Robert Haag

EXHIBIT INDEX

			Incorporated by Reference
No.	Description	Form	File No.	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement
3.1	Articles of Incorporation	S-1/A	333-255624	3.1	June 23, 2021
3.2	Certificate of Amendment to the Articles of Incorporation filed November 4, 2022	1-A/A	024-12067	3.2	December 9, 2022
3.3	Amended and Restated Bylaws	S-1	333-27982	3.3	June 20, 2024
3.4	Form of Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of Series A Preferred Convertible Voting Stock	8-K	333-255624	3.1	September 27, 2022
3.5	Form of Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of Series B Preferred Convertible Voting Stock	10-K	333-255624	3.5	March 20, 2024
4.1	Form of Representative Warrant	S-/1A	333-279828	4.1	July 26, 2024
4.2	Form of Common Stock Certificate	S-1/A	333-196735	4.1	June 23, 2021
5.1	Legal Opinion of Sichenzia Ross Ference Carmel LLP	S-1/A	333-279828	5.1	July 11, 2024
10.1	Form of Stock Purchase Agreement	10-K	333-255624	10.1	March 17, 2022
10.2	Form of Common Stock Financing Term Sheet	10-K	333-255624	10.2	March 17, 2022
10.3	Form of Registration Rights Agreement	10-K	333-255624	10.3	March 17, 2022
10.4	Form of Securities Purchase Agreement	8-K	333-255624	10.1	September 27, 2022
10.5	Form of Escrow Agreement	1-A/A	024-12067	10.5	December 9, 2022
10.6	Form of Subscription Agreement	1-A/A	024-12067	4.1	December 9, 2022
10.7+	Employment Agreement by and between the Company and Robert Steele dated October 18, 2022	1-A/A	024-12067	10.6	December 9, 2022
10.8+	First Amendment to Employment Agreement by and between the Company and Robert Steele dated June 1, 2023	10-K	024-12067	10.8	March 19, 2024
10.9	Form of Promissory Note by and between the Company and Westside Strategic Partners, LLC dated December 4, 2023	10-K	024-12067	10.9	March 19, 2024
10.10+	Executive Employment Agreement by and between the Company and Robert Steele dated May 13, 2024	S-1	333-279828	10.10	May 30, 2024
10.11+	Executive Employment Agreement by and between the Company and Isaac Dietrich, dated May 21, 2024	S-1	333-279828	10.11	May 30, 2024
10.12+	2024 Equity Incentive Plan	S-1/A	333-279828	10.12	June 20, 2024
10.13+	Amendment No. 1 to 2024 Equity Incentive Plan	S-/1A	333-279828	10.13	July 11, 2024
14.1	Code of Conduct And Ethics	S-1	333-27982	14.1	May 30, 2024
23.1	Consent of Sichenzia Ross Ference Carmel LLP (Included in Exhibit 5.1)	S-/1A	333-279828	23.1	July 11, 2024
23.2	Consent of Haynie & Company	S-/1A	333-279828	23.2	July 26, 2024
99.1	Audit Committee Charter	S-1	333-27982	99.1	May 30, 2024
99.2	Compensation Committee Charter	S-1	333-27982	99.2	May 30, 2024
99.3	Nominating And Corporate Governance Committee Charter	S-1	333-27982	99.3	May 30, 2024
99.4	Compensation Recovery Policy	S-1	333-27982	99.4	May 30, 2024
99.5	Whistleblower Policy	S-1	333-27982	99.5	May 30, 2024
99.6	Consent of Joanna Massey to be named as director nominee.	S-1	333-27982	99.6	June 20, 2024
99.7	Consent of Paul Dickman to be named as director nominee.	S-1	333-27982	99.7	June 20, 2024
99.8	Consent of Isaac Dietrich to be named as director nominee.	S-1	333-27982	99.8	June 20, 2024
107*	Filing Fee Table
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed.
+	Denotes a management contract or compensatory plan.